Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (File No: 333-155812) of 1st Financial Services Corporation (the “Registration Statement”) of our report dated January 30, 2009, relating to the financial statements of 1st Financial Services Corporation, which report appears in the Annual Report on Form 10-K of 1st Financial Services Corporation for the year ended December 31, 2008.

/s/ Brown, Edwards & Company, L.L.P
CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, West Virginia

March 27, 2009